Exhibit 99.1

SETTLEMENT AGREEMENT

          THIS SETTLEMENT AGREEMENT is entered into this 14th of November 2006, by Keefe Managers, LLC (“Keefe”), John J. Lyons (“Lyons”) and Robert B. Goldstein (“Goldstein”), and Federal Trust Corporation (“Federal Trust”), James V. Suskiewich (“Suskiewich”) and Gregory E. Smith (“Smith”), to settle all controversies between them related to Federal Trust’s proxy solicitation and election of directors in connection with the Annual Meeting of Shareholders held on or about May 26, 2006 (the “Disputed Proxy Solicitation”).  The following recitals are material components of this Settlement Agreement between the parties:

RECITALS

          Federal Trust is a Florida corporation which is the holding company for Federal Trust Bank, a federally-chartered savings bank; and

          Suskiewich is the Chairman of the Board and Chief Executive Officer and Smith is the Chief Financial Officer of Federal Trust; and

          Keefe is a substantial shareholder of Federal Trust and Lyons is a principal of Keefe; and

          During the later part of 2005 and during 2006, Keefe and Lyons disagreed with certain aspects of the manner in which Federal Trust has been operated and managed, and have specifically criticized Suskiewich and Smith in the discharge of their responsibilities as officers of Federal Trust and their fiduciary duties in connection with the voting of shares held by the Employee Stock Ownership Plan and the 401K Plan; and

          Keefe initiated a proxy fight in an attempt to elect its candidate Goldstein to the Board and to defeat the director candidates nominated by Federal Trust; and

          The disputed results of shareholder votes, as tabulated by the inspector of elections, indicated that the director candidates nominated by Federal Trust were elected and Keefe’s candidate, Goldstein, was not added to the Board; and

          Keefe, Lyons, and Goldstein have disputed the manner in which the Disputed Proxy Solicitation was conducted by Federal Trust, and challenged the final vote; and

          Keefe sued Federal Trust, Suskiewich, and Smith in Case No. 6:06 CV 796-ORL-22 DAB in the Federal District Court for the Middle District of Florida (the “Litigation”), as reflected in the First Amended Complaint for Damages, Preliminary and Permanent Injunctive Relief, and Demand for Jury Trial, dated July 28, 2006 (“First Amended Complaint”), which is incorporated herein by this reference; and

          Federal Trust, Suskiewich, and Smith deny any wrongdoing in the operation and management of Federal Trust, deny any breach of fiduciary duty, and specifically deny any wrongdoing with respect to the manner in which the Annual Meeting of Shareholders and the Disputed Proxy Solicitation were carried out; and

          The parties hereto, nevertheless, desire to resolve this controversy on amicable terms.

          For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

TERMS

          The foregoing recitals are incorporated by reference and are material in this Settlement Agreement.

          1.     Pursuant to Keefe’s request that Robert G. Cox (“Cox”) be considered and appointed to the Federal Trust Board, the Board of Federal Trust having interviewed Cox, performed its due diligence and background review of Cox, and having determined that Cox meets all of the requisite qualifications to be appointed to the Board, has offered Cox an appointment to the Board, which he has accepted.  Cox’s appointment to the Board is contingent upon Keefe’s execution of this Settlement Agreement.  Assuming Keefe executes this Settlement Agreement, Cox will be in attendance at the November 28, 2006 Federal Trust Board meeting.

          2.     In order to address Keefe’s concerns that Cox, as a member of the Federal Trust Board, but not of the Federal Trust Bank Board, may not be fully informed as to the business direction of Federal Trust Bank or be able to voice his concerns thereon, Federal Trust acknowledges that Cox (as well as all other members of the Federal Trust Board) has the right to attend Federal Trust Bank’s Board meetings.

          3.     Federal Trust will pay Keefe $160,000.00 for the sums expended by Keefe in connection with the Disputed Proxy Solicitation.  The payment shall be made to Keefe by wire transfer no later than five business days from the effective date of this Settlement Agreement.

          4.     Keefe shall, within two business days of receiving payment of the money referred to in paragraph 3 of this Settlement Agreement, voluntary dismiss with prejudice the Litigation, and for good and valuable consideration, including the dismissal of the Litigation and the appointment of Cox to Federal Trust’s Board of Directors, the parties to this Settlement Agreement remise, release, acquit, satisfy, and forever discharge each other and their respective directors, officers, employees and agents of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which any  party ever had, now has, or which any personal representative, successor, heir or assign of said party, hereafter can, shall or may have, against any other party to this Settlement Agreement, for, upon or by reason of any matter, cause or thing whatsoever that arises out of the factual allegations and/or issues contained within the First Amended Complaint, from the beginning of the world to the day of these presents.

          5.     Until the dismissal with prejudice is filed by Keefe, the Litigation and discovery will be stayed.  Counsel for the parties shall file all necessary documents with the court in order to effectuate this intent.  In the event that the court refuses to enter a formal stay of the proceedings or to otherwise extend the deadline for the filing of appropriate documents (particularly Rule 26 disclosures), the parties will take only those actions specifically required by court rules and will refrain from filing any motions or initiating or compelling any discovery activity.

          6.     Keefe, Lyons and Goldstein further acknowledge and agree that they have not and will not file any complaint against Federal Trust, or its directors, officers, employees and agents, including Suskiewich and Smith, with the Securities and Exchange Commission or any other state or federal regulatory or law enforcement agency as a result of the matters set forth in the First Amended Complaint, or any matters that could have been raised in the First Amended Complaint.

          7.     Keefe agrees to a standstill until October 1, 2007, during which Keefe shall not increase its stock ownership in Federal Trust over 9.9% of the total shares outstanding.

          8.     Keefe, Lyons and Goldstein agree not to raise in any future proxy statement, directly or indirectly, any allegations of misfeasance, nonfeasance or malfeasance that were asserted in Keefe’s 2006 proxy materials.  However, nothing in this Settlement Agreement shall preclude Keefe, or any person or party, from raising any issues or allegations related to actions or omissions that occur after the effective date of this Settlement Agreement.

          9.     This Settlement Agreement is entered into in Seminole County, Florida and any action to enforce its terms shall be brought in the Federal District Court in the Middle District of Florida.  The prevailing party in any action to enforce the terms of this Settlement Agreement shall be entitled to recover its reasonable attorneys’ fees related to the enforcement of this Settlement Agreement from the non-prevailing party.  This Settlement Agreement settles all claims by either party against the other, including all claims for attorneys’ fees and costs.

KEEFE MANAGERS, LLC		FEDERAL TRUST CORPORATION

By:	/s/ John J. Lyons	By:	/s/ James V. Suskiewich

Its:	President	Its:	Chairman and CEO

	/s/ John J. Lyons		/s/ James V. Suskiewich

	JOHN J. LYONS		JAMES V. SUSKIEWICH

	/s/ Robert B. Goldstein		/s/ Gregory E. Smith

	ROBERT B. GOLDSTEIN		GREGORY E. SMITH